Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 , as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, I, Timothy L. Fielding, Chief Financial Officer of Adeptus Health Inc. (the “Company”), hereby certify that:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Timothy L. Fielding
Timothy L. Fielding
Chief Financial Officer
(Principal Financial Officer)
February 27, 2015

A signed original of this certification required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.